Exhibit 1.1

Execution Version

5,000,000 Shares

PETIQ, INC.

CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE

UNDERWRITING AGREEMENT

September 26, 2018

September 26, 2018

JEFFERIES LLC

As representative of the several Underwriters

Identified in Schedule I Annexed Hereto

c/o JEFFERIES LLC

520 Madison Avenue

New York, New York 10022

Ladies and Gentlemen:

PetIQ, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Jefferies LLC is acting as representative (the “Representative”), subject to the terms and conditions stated herein, an aggregate of 2,000,000 shares of Class A common stock, par value $0.001 per share (the “Common Stock”), of the Company, and the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) severally propose to sell to the Underwriters, subject to the terms and conditions stated herein, an aggregate of 3,000,000 shares of Common Stock. The 2,000,000 shares to be issued and sold by the Company and the 3,000,000 shares to be sold by the Selling Stockholders are collectively referred to herein as the “Firm Shares”.

Certain of the Selling Stockholders also severally propose to sell to the several Underwriters, subject to the terms and conditions stated herein, up to an additional 750,000 shares of Common Stock (the “Additional Shares”) if and to the extent that the Representative shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

On the date hereof, the Company is a holding company which currently holds no material assets and does not engage in any operations. The business of the Company is conducted through PetIQ Holdings, LLC, a Delaware limited liability company (“HoldCo”), of which the Company is the sole managing member, and its subsidiaries, including PetIQ, LLC, an Idaho limited liability company (“OpCo”), of which HoldCo is the sole managing member. As the sole managing member of HoldCo, the Company operates and controls all of the business and affairs of HoldCo and, through HoldCo and its subsidiaries, including OpCo, conducts its business. The Company and HoldCo are collectively referred to herein as the “PetIQ Parties,” and each of the Company and HoldCo are sometimes individually referred to herein as a “PetIQ Party.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3, File No. 333-227186, including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including all documents incorporated or deemed to be incorporated by reference therein and any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or 430B under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule

462(b) under the Securities Act in connection with the offer and sale of the Shares is called the “Rule 462 Registration Statement,” and from and after the date and time of filing of any such Rule 462(b) Registration Statement the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement dated September 24, 2018 describing the Shares and the offering thereof (the “Preliminary Prospectus Supplement”), together with the Base Prospectus, is called the “Preliminary Prospectus,” and the Preliminary Prospectus and any other prospectus supplement to the Base Prospectus in preliminary form that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “preliminary prospectus.” As used herein, the term “Prospectus” shall mean the final prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Final Prospectus Supplement”), together with the Base Prospectus, in the form first used by the Underwriters to confirm sales of the Shares or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act. References herein to the Preliminary Prospectus, any preliminary prospectus and the Prospectus shall refer to both the prospectus supplement and the Base Prospectus components of such prospectus. As used herein, “Applicable Time” is 5:48 p.m. (New York City time) on September 26, 2018. As used herein, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, and “Time of Sale Prospectus” means the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the free writing prospectuses, if any, identified in Schedule III hereto (each, a “Permitted Free Writing Prospectus”), and other information conveyed to purchasers of the Shares at or prior to the Applicable Time as set forth in Schedule III hereto. As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the Securities Act) relating to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Securities Act).

All references in this underwriting agreement (“Agreement”) to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus and the Prospectus shall include the documents incorporated or deemed to be incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which are “contained,” “included” or “stated” in, or “part of” the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, and all other references of like import, shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Rule 462(b) Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus, as the case may be. All references in this Agreement to amendments or supplements to the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, the Time of Sale Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus, or the Prospectus, as the case may be. All references in this Agreement to (i) the Registration Statement, the Preliminary Prospectus, any preliminary prospectus, the Base Prospectus or the Prospectus, any amendments or supplements to any of the foregoing, or any free writing prospectus, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) and (ii) the Prospectus shall be deemed to include any “electronic Prospectus” provided for use in connection with the offering of the Shares.

1. Representations and Warranties of the PetIQ Parties. Each PetIQ Party, jointly and severally, represents and warrants to and agrees with each of the Underwriters on the date hereof, on the Time of Sale, the Closing Date (as defined in Section 5) and on the Option Closing Date (as defined in Section 3), if any, that:

(a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the PetIQ Parties, threatened by the Commission. At the time the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”) was filed with the Commission, or, if later, at the time the Registration Statement was originally filed with the Commission, the Company met the then-applicable requirements for use of Form S-3 under the Securities Act. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus, at the time they were or hereafter are filed with the Commission, or became effective under the Exchange Act, as the case may be, complied and will comply in all material respects with the requirements of the Exchange Act.

(b) The Preliminary Prospectus filed as part of the Registration Statement or pursuant to Rule 424 under the Securities Act, when so filed, complied in all material respects with the Securities Act and the rules and regulations thereunder (including, without limitation, Rule 424, 430A and 430B under the Securities Act).

(c) Each preliminary prospectus and the Prospectus when filed complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR, was identical (except as may be permitted by Regulation S-T under the Securities Act) to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares. Each of the Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, the Time of Sale Prospectus did not, and at the Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus, as of its date and at the Closing Date and at each applicable Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus and was accompanied or preceded by the then-most recent Preliminary Prospectus, to the extent required by Rule 433 under the Securities Act. Each road show (as defined in Rule 433 under the Securities Act) presentation that is a “written communication” (as defined in Rule 405 under the Securities Act), when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in this Section 1(c) do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, the Preliminary Prospectus, any Permitted Free Writing Prospectus, any road show or the Prospectus or any amendments or supplements (or prospectus wrapper) thereto based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through Jefferies expressly for use therein, it being agreed that the only information furnished by the Underwriters to the Company expressly for use therein are the statements contained in the first sentence of paragraph 3, paragraph 5 and the paragraphs under “—Stabilization” of the “Underwriting” section of the Time of Sale Prospectus and Prospectus (collectively, the “Underwriter Information”).

(d) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectus and the Permitted Free Writing Prospectuses; the Company has not, directly or indirectly, prepared, used or referred to any free writing prospectuses, without the prior written consent of Jefferies, other than the Permitted Free Writing Prospectuses and road shows furnished or presented to Jefferies before first use. Each Permitted Free Writing Prospectus has been prepared, used or referred to in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rules 164 and Rule 433 under the Securities Act; the conditions set forth in Rule 433(b)(2) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Shares, free writing prospectuses pursuant to Rules 164 and 433 under the Securities Act; each Permitted Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder; and, in the case of any bona fide electronic road shows by the Company, the Company has complied with the requirements of Rule 433(d)(8)(ii) under the Securities Act.

(e) The Company was not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement.

(f) From the time of filing of the Registration Statement through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(g) The Company has not made and will not make any communication relating to the Shares that would constitute a Testing-the-Waters Communication. “Testing-the-Waters Communication” means any oral or written communication by the Company or any person authorized to act on behalf of the Company, with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(h) The Common Stock is listed on the NASDAQ Global Market (the “Exchange”).

(i) Each PetIQ Party has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, as applicable, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not (i) have a material adverse effect on the assets, business, condition (financial or otherwise), management operations, earnings or prospects of the PetIQ Parties and their subsidiaries, taken as a whole, or (ii) prevent or materially interfere with consummation of the transactions contemplated hereby (the occurrence of any such effect, prevention, interference or result described in the foregoing clause (i) or (ii) being herein referred to as a “material adverse effect”).

(j) Each subsidiary of the PetIQ Parties has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not reasonably be expected to result in a material adverse effect; all of the issued equity securities of each subsidiary of the PetIQ Parties have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the PetIQ Parties, free and clear of all liens, encumbrances, security interests, equities or claims; other than the subsidiaries listed in Exhibit 21 to the Annual Report, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(k) This Agreement has been duly authorized, executed and delivered by each of the PetIQ Parties.

(l) Each PetIQ Party has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(m) [RESERVED].

(n) [RESERVED].

(o) The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus as of the dates referred to therein. The authorized capital stock of the Company conforms and will conform as to legal matters to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) no shares of capital stock of the Company are reserved for any purpose, (ii) there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company, (iii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of capital stock or any other securities of the Company, and (iv) the Company has not granted to any person or entity a stock option or other equity-based award of or to purchase shares of capital stock or any other securities of the Company pursuant to an equity-based compensation plan or otherwise.

(p) The shares of Common Stock outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been issued in compliance with applicable securities laws and were not issued in violation of any preemptive or similar rights.

(q) The Shares to be sold by the Company have been duly authorized and, when issued and delivered against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to or in violation of any preemptive or similar rights. Upon payment of the purchase price and issuance and delivery of the Shares to be issued and sold by the Company in accordance herewith, the Underwriters will receive good, valid and marketable title to such Shares, free and clear of all liens, charges, security interests, encumbrances or claims. The certificates, if any, to be used to evidence the Shares will be in substantially the form filed as an exhibit to the Registration Statement and will, on the Closing Date and the Option Closing Date, be in proper form and will comply in all material respects with all applicable legal requirements, the requirements of the Company’s articles or certificate of incorporation and bylaws and the requirements of the Exchange.

(r) Neither the execution and delivery by either PetIQ Party of, nor the performance by either PetIQ Party of its obligations hereunder will conflict with, contravene, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any assets of either PetIQ Party or any of their subsidiaries pursuant to, or constitute a default or a Debt Repayment Triggering Event (as defined below) under (i) any statute, law, rule, regulation, judgment, order or decree of any governmental body, regulatory or administrative agency or court having jurisdiction over any PetIQ Party or its subsidiaries; (ii) the articles or certificate of incorporation or bylaws of the Company or the limited liability company agreement of HoldCo; or (iii) any contract, agreement, obligation, covenant or instrument to which either PetIQ Party or any of their subsidiaries (or any of their respective assets) is subject or bound, except, in the case of clauses (i) or (iii) above for any such conflict, contravention, breach, violation or imposition, which would not reasonably be expected to have a material adverse effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving or notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption of repayment of all or a portion of such indebtedness by either PetIQ Party or any of its subsidiaries.

(s) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”), or approval of either PetIQ Party’s stockholders, is required in connection with the issuance and sale of the Shares or the consummation of the transactions contemplated herein, other than (i) registration of the Shares under the Securities Act, which has been effected (or, with respect to any Rule 462 Registration Statement, will be effected in accordance with Rule 462(b) under the Securities Act), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (iii) such approvals as have been obtained in connection with the listing of the Shares on the Exchange, (iv) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements or (v) any such approval, authorization, consent, order or filing, the failure of which to obtain would not reasonably be expected to have a material adverse effect.

(t) There are no actions, suits, claims, investigations, inquiries or proceedings (collectively, “Actions”) pending or, to the knowledge of the PetIQ Parties, threatened to which either PetIQ Party or any of its subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any Governmental Authority, other than such Actions that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such Actions that, if resolved adversely to the either PetIQ Party or any of its subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect. There are no Actions that are required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(u) Each PetIQ Party is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, none of them will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(v) There are no debt securities or preferred stock issued or guaranteed by either PetIQ Party or any of its subsidiaries that are rated by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(w) KPMG LLP, who has certified certain financial statements and supporting schedules of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the Securities Act.

(x) The financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes, present fairly, in all material respects, the consolidated financial position of the Company as of the date indicated. Such financial statements have been prepared in material compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto; all pro forma financial statements or data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, comply with the requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the PetIQ Parties and their subsidiaries to which such data relate; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; the PetIQ Parties and their subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or “variable interest entities”), not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

(y) All the statistical or market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources or information that each PetIQ Party believes to be reliable and accurate in all material respects. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus has been made with a reasonable basis and in good faith.

(z) Each PetIQ Party and its subsidiaries and the properties or other assets owned, leased, occupied or operated by each PetIQ Party or its subsidiaries (collectively, the “Properties”) (i) have been and are in material compliance with any and all Environmental Laws (as hereinafter defined); (ii) have received all material permits, licenses or other approvals required of them under applicable Environmental Laws (collectively, “Environmental Permits”); and (iii) are in material compliance with all terms and conditions of any and all Environmental Permits. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, migrating, seeping or disposing (including without limitation the abandonment or discarding of barrels, containers, and other vessels or receptacles containing any Hazardous Material) (collectively “Release”) or threatened Release of any Hazardous Materials (as hereinafter defined) at, on, to, beneath or from the Properties. Except as otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no tanks or other vessels used to store Hazardous Materials at, on or beneath any of the Properties other than in compliance with Environmental Law.

Except as (x) otherwise described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (y) would not reasonably be expected to have a material adverse effect, neither PetIQ Party nor any of its subsidiaries, nor any of the Properties: (i) have any liability under, and there are no costs or liabilities associated with, any Environmental Law (including, without limitation, any capital or operating expenditures required for clean-up, closure of any Properties or compliance with Environmental Laws or any Environmental Permit, any related constraints on operating activities and any known potential liabilities to third parties); (ii) have at any time Released at, to, or from any location, or otherwise handled, stored or dealt with Hazardous Materials or any other material or substance as would cause either PetIQ Party or any of its subsidiaries to incur any liability or would require disclosure or notification pursuant to any Environmental Law; (iii) intend to use the Properties or any subsequently acquired properties and other assets, other than in compliance with applicable Environmental Laws; (iv) have received notice of, and each is otherwise unaware of, any Release or threatened Release of Hazardous Materials at, to, or from any Properties or any offsite location from which such Hazardous Materials could affect the Properties; (v) have received any notice of, or has any knowledge of any occurrence or circumstance, and there is no occurrence or circumstance, that would give rise to any claim, action, suit, investigation, inquiry or proceeding by any Governmental Authority or any third party under or pursuant to any applicable Environmental Law or common law with respect to the Properties or arising out of the conduct of either PetIQ Party or any of its subsidiaries. None of the Properties is included or proposed for inclusion, on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”) by the United States Environmental Protection Agency (the “EPA”) or on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any Governmental Authority, and there is no basis for including the Properties on any such list. To the knowledge of the PetIQ Parties, there have been, and are, no (i) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (ii) asbestos or asbestos containing materials, (iii) lead-based paints, (iv) dry-cleaning facilities, or (v) wetlands, in each case in, on, under or adjacent to any of the Properties the existence of which has had or could have a material adverse effect. As used herein, “Hazardous Material” shall include any chemical, substance, material or waste that is flammable, ignitable, explosive, corrosive, reactive, radioactive, hazardous, or toxic or that can be described with words of similar meanings, and shall include without limitation PCBs, asbestos, oil, petroleum and petroleum products, mold and any other chemical, substance, material or waste that is listed, classified, characterized or regulated by any Environmental Law. As used herein an “Environmental Law” shall include any foreign, federal, state or local law, ordinance, statute, rule or regulation relating to pollution, the protection of human health and safety, the environment or natural resources, hazardous or toxic substances or materials or wastes, pollutants or contaminants, including without limitation, CERCLA, the Hazardous Materials

Transportation Act, as amended, 49 U.S.C. §§ 5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, any regulations promulgated pursuant to any of the foregoing and any other analogous or similar laws or regulations from any Governmental Authority having or claiming jurisdiction over either PetIQ Party, any of its subsidiaries or the Properties.

(aa) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between either PetIQ Party or any of its subsidiaries and any person granting such person the right to require either PetIQ Party or any of its subsidiaries to file a registration statement under the Securities Act with respect to any securities of either PetIQ Party or any of its subsidiaries or to require either PetIQ Party or any of its subsidiaries to include such securities with the Shares registered pursuant to the Registration Statement.

(bb) There are no contracts or documents which are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(cc) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between either PetIQ Party and any person that would give rise to a valid claim against either PetIQ Party or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(dd) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and except as described therein, (i) there has not occurred any material adverse effect, any development involving a prospective material adverse effect or any development that would reasonably be expected to result in a material adverse effect on the PetIQ Parties and their subsidiaries, taken as a whole; (ii) neither PetIQ Party nor any of its subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (iii) neither PetIQ Party nor any of its subsidiaries have sustained any material loss or interference with their respective businesses from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (iv) neither PetIQ Party has purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (v) there has not been any material change in the capital stock, short-term debt or long-term debt of the PetIQ Parties and their subsidiaries, except in each such case as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ee) Each PetIQ Party and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them that is material to the business of such PetIQ Party and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such PetIQ Party and its subsidiaries; and any real property and buildings held under lease by each PetIQ Party and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by such PetIQ Party and its subsidiaries, in each case except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(ff) Each PetIQ Party and their subsidiaries owns, possesses, has obtained or can obtain on reasonable terms valid and enforceable licenses for, or other rights to use, all inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are necessary for the conduct of, or are material to, its businesses as currently conducted or as currently proposed to be conducted (collectively, the “Intellectual Property”), and to the knowledge of the PetIQ Parties, except as would not reasonably be expected to have a material adverse effect, there is no claim of infringement or any challenge by any other person to the rights of the PetIQ Parties or any of their subsidiaries or licensors with respect to the Intellectual Property or no facts or circumstances challenging the validity, enforceability or scope of the Intellectual Property. To the knowledge of each PetIQ Party, neither PetIQ Party nor any of its subsidiaries has infringed or is infringing the intellectual property of a third party, and neither PetIQ Party nor any of their subsidiaries has received notice of a claim by a third party to the contrary. Each PetIQ Party and their subsidiaries have complied with the material terms of each agreement pursuant to which Intellectual Property has been licensed to the PetIQ Parties or any of their subsidiaries, and all such agreements are in full force and effect. To the knowledge of each PetIQ Party, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property.

(gg) No material labor dispute with the employees of either PetIQ Party or any of its subsidiaries exists, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, or, to the knowledge of the PetIQ Parties, is threatened; and neither PetIQ Party is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except as would not reasonably be expected to have a material adverse effect.

(hh) Except as set forth or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (B) to the knowledge of the PetIQ Parties, an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by either PetIQ Party or any of its subsidiaries except were such audit or investigation would reasonably be expected to have a material adverse effect; or (C) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by either PetIQ Party or any of its subsidiaries, except were such breach would not reasonably be expected to have a material adverse effect. Except (i) as set forth or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) as would not have, individually or in the aggregate, a material adverse effect, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of either PetIQ Party and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of such PetIQ Party and its subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial

Accounting Standards 106) of either PetIQ Party and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of such PetIQ Party and its subsidiaries; (C) any event or condition giving rise to a liability under Title IV of ERISA; or (D) the filing of a material claim by one or more employees or former employees of either PetIQ Party or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which either PetIQ Party or any of its subsidiaries may have any material liability.

(ii) Each PetIQ Party and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate in the businesses in which they are engaged; and neither PetIQ Party nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect.

(jj) Except as otherwise would not have a material adverse effect, the buildings, structures and equipment owned by each PetIQ Party and its subsidiaries are in good operating condition and repair and have been reasonably maintained consistent with standards generally followed in the industry (giving due account to the age and length of use, ordinary wear and tear excepted), are adequate and suitable for their present uses and, in the case of buildings and other structures, are structurally sound.

(kk) Each PetIQ Party and their subsidiaries possess all certificates, licenses, authorizations and permits (each, a “Permit”) of the appropriate Government Authority necessary to conduct their respective businesses, except where the failure to so possess would not reasonably be expected to have a material adverse effect. Neither PetIQ Party nor any of its subsidiaries is in violation of or in default under any Permit or has received any notice of proceedings relating to the revocation or modification of any such Permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a material adverse effect.

(ll) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as would not, individually or in the aggregate, have or reasonably be expected to have a material adverse effect: (i) neither PetIQ Party nor any of its subsidiaries has received any notice of adverse filing, warning letter, untitled letter or other similar correspondence or notice from the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Agriculture (the “USDA”), the Drug Enforcement Administration (the “DEA”) or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting noncompliance with any applicable laws, rules or regulations, including, without limitation, the Federal Food, Drug and Cosmetic Act (“FFDCA”), the Virus-Serum-Toxin Act (“VSTA”), the Controlled Substances Act (“CSA”) or other similar law administered by the FDA, USDA or DEA; (ii) each of the PetIQ Parties and its subsidiaries is and has been in compliance with applicable health care laws, including without limitation, the FFDCA, the VSTA and the CSA, and the regulations promulgated pursuant to such laws and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the PetIQ Parties and their subsidiaries (collectively, “Health Care Laws”); (iii) each of the PetIQ Parties and its subsidiaries possesses all permits and supplements or amendments thereto required by any such Health Care Laws and/or to carry on its businesses as now or proposed to be conducted (“Authorizations”) and such Authorizations are valid and in full force and effect and neither PetIQ Party nor any of its subsidiaries is in violation of any term of any such Authorizations; (iv) neither PetIQ Party nor any of its subsidiaries has received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Authority or third party alleging that any product operation or activity is in violation of any Health Care Laws or Authorizations or has any knowledge that any such Governmental Authority or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) neither PetIQ Party nor any of its subsidiaries has received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations or has any knowledge that any such Governmental Authority is considering such action; and (vi) each of the PetIQ Parties and its subsidiaries has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws or Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission).

(mm) The research, studies and tests conducted by or on behalf of either PetIQ Party or any of its subsidiaries have been and, if still pending, are being conducted with reasonable care and in accordance with experimental protocols, procedures and controls and pursuant to all Health Care Laws and Authorizations; except to the extent disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the PetIQ Parties are not aware of any research, studies or tests, the results of which the PetIQ Parties believe reasonably call into question the research, study or test results described or referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus when viewed in the context in which such results are described; and neither PetIQ Party nor any of its subsidiaries has received any notices or correspondence from any Governmental Authority requiring the termination, suspension or material modification of any research, study or test conducted by or on behalf of either PetIQ Party or any of its subsidiaries. To the knowledge of the PetIQ Parties, there have been no material adverse events resulting from any research, study or test conducted by or on behalf of either PetIQ Party or any of its subsidiaries.

(nn) No subsidiary of either PetIQ Party is subject to any material direct or indirect prohibition on paying any dividends to either PetIQ Party, on making any other distribution on such subsidiary’s capital stock, on repaying to either PetIQ Party any loans or advances to such subsidiary from such PetIQ Party or on transferring any of such subsidiary’s property or assets to either PetIQ Party or any other subsidiary of either PetIQ Party, except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(oo) The Company has taken all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, so long as the Company has a class of securities registered under Section 12 of the Exchange Act, the Company and any of the officers and directors of the Company, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof, including Section 402 relating to loans.

(pp) The Company maintains “internal control over financial reporting” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act) that complies with the applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including without limitation internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with general accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) that is reasonably likely to adversely affect its ability to record, process, summarize and report financial information, and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, its internal control over financial reporting.

(qq) The Company maintains “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to its principal executive officer and principal financial officer by others within the Company, and such disclosure controls and procedures are effective in performing the functions for which they were established.

(rr) Neither PetIQ Party nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by either PetIQ Party or any of its subsidiaries or, to the knowledge of the PetIQ Parties, any other party to any such contract or agreement.

(ss) There are no business relationships or related party transactions involving either PetIQ Party or any of their subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, required by the Securities Act to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus which have not been described as required.

(tt) Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither PetIQ Party has a material lending or other relationship with any Underwriter (or an affiliate thereof) and does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt to any Underwriter (or an affiliate thereof).

(uu) All tax returns required to be filed by each PetIQ Party or any of its subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) required to be paid, including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, or where the failure to pay or file would not, individually or in the aggregate, reasonably be expected to have a material adverse effect.

(vv) Neither PetIQ Party nor any of its subsidiaries nor, to the knowledge of the PetIQ Parties, any director, officer, agent, employee or affiliate of either PetIQ Party or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the

“FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA. Each PetIQ Party and its subsidiaries and affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(ww) The operations of each PetIQ Party and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly known as the USA PATRIOT Act), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either PetIQ Party or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the PetIQ Parties, threatened.

(xx) Neither PetIQ Party nor any of its subsidiaries nor, to the knowledge of the PetIQ Parties, any director, officer, agent, employee, affiliate or person acting on behalf of either PetIQ Party or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”) or located, organized or resident in a country or territory that is the subject of Sanctions (including without limitation Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria); and neither PetIQ Party will directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of funding, financing or facilitating the activities of any person or in any country or territory that at such time is the subject of Sanctions or in any other matter that will result in a violation of Sanctions by any person. For the past five years, each PetIQ Party and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person or in any country or territory that at the time of the dealing or transaction is or was the subject of Sanctions.

(yy) Except as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither PetIQ Party has sold, issued or distributed any shares of common stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(zz) Neither PetIQ Party nor any of its subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of either PetIQ Party to facilitate the sale or resale of the Shares.

(aaa) There are no debt securities or preferred stock issued, or guaranteed by, the PetIQ Parties or any of their subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, individually with respect to itself only and not jointly and severally, represents and warrants to and agrees with each of the Underwriters and the Company on the date hereof, on the Time of Sale, the Closing Date and on the Option Closing Date, if any, that:

(a) Each of this Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b) Such Selling Stockholder has placed in custody under a custody agreement (the “Custody Agreement” and, together with all similar agreements executed by any other Selling Stockholders, the “Custody Agreements”) with Computershare Inc., as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form or book-entry credits (with signature guaranteed by a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program) representing the Shares to be sold by such Selling Stockholder hereunder.

(c) Such Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the “Power of Attorney”, and together with all other similar agreements executed by any other Selling Stockholders, the “Powers of Attorney”) appointing Mark First as attorney-in-fact (the “Attorney-in-Fact”), with full power of substitution, and with full authority to execute and deliver this Agreement on such Selling Stockholder’s behalf and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Stockholder.

(d) Such Selling Stockholder has, and on the Closing Date and on any Option Closing Date, will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Stockholder free and clear of all security interests, claims, liens or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.

(e) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee (unless delivery of such Shares is unnecessary because such Shares are already in possession of Cede or such nominee) and the crediting of such Shares on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (B) no action based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder assumes that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under this Agreement, the Power of Attorney and the Custody Agreement will not contravene or conflict with, result in a breach of, or constitute a default under, or require the consent of any other party to, the charter or by-laws, partnership agreement, limited liability company agreement, trust agreement or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder, except as would not, individually or in the aggregate, materially interfere with such Selling Stockholder’s ability to perform its obligations under this Agreement. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except (i) such as has been obtained or (ii) such as may be required under the Securities Act, applicable state securities or blue sky laws or from FINRA.

(g) Such Selling Stockholder: (i) does not have any registration or other similar rights to have any securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus under “Shares Eligible for Future Sale;” (ii) does not have any preemptive right, co-sale right, right of first refusal or other similar right to purchase any of the Firm Shares that are to be sold by the Company to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus; and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) Except for such consents, approvals and waivers as have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, in connection with the offering, sale or purchase by the Underwriters of any of the Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated herein or in the Power of Attorney or the Custody Agreement.

(i) All information furnished to the Company or any Underwriter by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus is, and on the Closing Date or any Option Closing Date will be, true, correct, and complete in all material respects, and did not, as of the Applicable Time, and on the Closing Date and any Option Closing Dates will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that for the purposes of this Agreement, the only information so furnished by such Selling Stockholder consists of the Selling Stockholder Information (as defined in Section 10(b) of this Agreement). Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares).

(j) Such Selling Stockholder is not prompted to sell Shares by any information concerning the PetIQ Parties which is not set forth in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(k) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would result in stabilization or manipulation of the price of the Common Stock or any “reference security” (as defined in Regulation M) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(l) Prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 3 and (ii) the completion of the Underwriters’ distribution of the Shares, such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the free writing prospectus(es), if any, listed on Schedule III hereto and the Prospectus.

(m) Such Selling Stockholder is not currently subject to any U.S. sanctions administered by OFAC and will not directly or, to its knowledge, indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as underwriter, advisor, investor or otherwise) of U.S. sanctions administered by OFAC.

(n) Any certificate signed by such Selling Stockholder and delivered to any Underwriter or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

(o) Such Selling Stockholder has a reasonable basis for making each of the representations set forth in this Section 2. Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 6 hereof, counsel to such Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

3. Agreements to Sell and Purchase. Upon on the terms herein set forth, (i) The Company hereby agrees to issue and sell an aggregate of 2,000,000 Firm Shares to the several Underwriters and (ii) the Selling Stockholders agree, severally and not jointly, to sell to the several Underwriters an aggregate of 3,000,000 Firm Shares, with each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto, at a price of $37.1475 per share (the “Purchase Price”). On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders at the Purchase Price the respective number of Firms Shares set forth opposite each Underwriter’s name on Schedule I hereto.

Moreover, certain of the Selling Stockholders hereby agree, severally and not jointly, to sell in the aggregate up to 750,000 Additional Shares to the Underwriters at the Purchase Price, with each Selling Stockholder selling the number of Additional Shares set forth opposite such Selling Stockholder’s name on Schedule II hereto, less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares. The Underwriters, upon the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, shall have the right (but not the obligation) to purchase, severally and not jointly, up to 750,000 Additional Shares at the Purchase Price less an amount per share equal to any cash dividend payable by the Company on the Firm Shares but only to the extent that such dividend is not payable on the Additional Shares. Jefferies may exercise this right on behalf of the Underwriters one time in whole or in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than five business days after the date of such notice. On the day, if any, that Additional Shares are to be purchased (the “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as Jefferies may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. It is understood that the Underwriters propose to offer the Shares for sale to the public initially at $39.00 per share (the “Public Offering Price”) and to certain dealers selected by Jefferies at a price that represents a concession not in excess of $1.1115 per share under the Public Offering Price, as set forth in the Prospectus.

5. Payment and Delivery. Payment for the Firm Shares to be sold by (i) the Company shall be made to the Company and (ii) by the Selling Stockholders shall be made to the Custodian in Federal or other funds immediately available in Chicago against delivery of such Firm Shares by the Company and by the Custodian for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on October 1, 2018, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by Jefferies. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by the Selling Stockholders shall be made to the Custodian in Federal or other funds immediately available in Chicago against delivery of such Additional Shares by the Custodian for the respective accounts of the several Underwriters at 10:00 a.m., Central Time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, as shall be designated in writing by Jefferies.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as Jefferies shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to Jefferies on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor. Delivery of the Shares shall be made through the facilities of DTC for the accounts of the Underwriters, unless Jefferies shall otherwise instruct. The certificates for the Shares, if any, will be made available for inspection and packaging by Jefferies at the office of DTC or its designated custodian not later than 12:00 p.m., Central Time, on the business day prior to the Closing Date or Optional Closing Date, as the case may be.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the condition that all representations and warranties on the part of each PetIQ Party and each Selling Stockholder contained in this Agreement are, on the date hereof, on the Closing Date and on the Option Closing Date, if any, true and correct, the condition that each PetIQ Party and each Selling Stockholder has performed their respective obligations required to be performed prior to the Closing Date and the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and the Option Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the assets, business, condition (financial or otherwise), management operations, earnings or prospects of the PetIQ Parties and their subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that makes it, in Jefferies’s judgment, impracticable or inadvisable to offer or sell the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and signed by the Chief Executive Officer and Chief Financial Officer of each PetIQ Party, which shall be delivered on behalf of each PetIQ Party and not the signatories in their individual capacities, to the effect that (i) the representations and warranties of such PetIQ Party contained in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be; (ii) that such PetIQ Party has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date or such Option Closing Date, as the case may be; and (iii) that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened, and as to such other matters as Jefferies may reasonably request. The delivery of the certificate provided for in this Section 6(b) shall constitute a representation and warranty of each PetIQ Party as to the statements made in such certificate.

(c) The Underwriters shall have received from each Selling Stockholder certificates of such Selling Stockholder, dated as of the Closing Date or such Option Closing Date, as the case may be, satisfactory to the Underwriters as to the accuracy of the representations and warranties of each such Selling Stockholder as of the Closing Date or the Option Closing Date, as the case may be.

(d)

(i) The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, an opinion and negative assurance letter of Winston & Strawn LLP, outside counsel for the PetIQ Parties, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably acceptable to outside counsel for the Underwriters. In rendering such opinion, Winston & Strawn LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the PetIQ Parties and their subsidiaries and of public officials. The opinion of Winston & Strawn LLP shall be rendered to the Underwriters at the request of the PetIQ Parties and shall so state therein.

(ii) The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, an opinion of Winston & Strawn LLP, outside counsel for the Selling Stockholders, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably acceptable to outside counsel for the Underwriters. In rendering such opinion, Winston & Strawn LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of the Selling Stockholders and of public officials. The opinion of Winston & Strawn LLP shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

(e) The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, an opinion of the general counsel of the Company, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably acceptable to outside counsel to the Underwriters.

(f) The Underwriters shall have received on the Closing Date and the Option Closing Date, if any, an opinion and negative assurance letter of Latham & Watkins LLP, counsel for the Underwriters, dated the Closing Date or such Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters. In rendering such opinion, Latham & Watkins LLP may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the PetIQ Parties and their subsidiaries and of public officials.

(g) The Underwriters shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from (i) KPMG LLP, independent public accountants with respect to the Company, and (ii) BPM LLP, independent accountants with respect to Community Veterinary Clinics, LLC d/b/a VIP Petcare, addressed to the Underwriters and copied to the Company’s board of directors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date and the Option Closing Date, as the case may be, shall use a “cut-off date” not earlier than three days prior to the delivery thereof.

(h) [RESERVED].

(i) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 7(b) hereof, and any issuer free writing prospectus or other material required to be filed by the Company pursuant to Rule 433 under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act and in accordance with Section 7(b) hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus shall have been issued, and no proceedings for such purpose shall have been instituted or threatened by the Commission; no notice of objection of the Commission to the use of the Registration Statement shall have been received; and all requests for additional information on the part of the Commission shall have been complied with to Jefferies’s satisfaction. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction, decree or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between Jefferies and certain stockholders, officers and directors of the PetIQ Parties identified on Schedule IV hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to Jefferies on or before the date hereof, shall be in full force and effect on the Closing Date.

(k) The Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

(l) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to Jefferies on the applicable Option Closing Date of such documents as Jefferies may reasonably request, including certificates of officers of the PetIQ Parties and the Selling Stockholders, legal opinions and an accountant’s comfort letter, and other matters related to the issuance of such Additional Shares.

7. Covenants of the PetIQ Parties. Each of the PetIQ Parties, jointly and severally, covenants with each Underwriter as follows:

(a) The Company will furnish to Jefferies, without charge, a conformed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and furnish to Jefferies in Chicago, Illinois, without charge, prior to 10:00 a.m. Central Time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(g) or 7(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments (including prospectus wrappers) thereto or to the Registration Statement as Jefferies may request.

(b) The Company will cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies and the other Underwriters an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Shares. As used herein, the term “electronic Prospectus” means a form of Time of Sale Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, including, but not limited to, portable document format, or PDF, that may be transmitted electronically by Jefferies and the other Underwriters to offerees and purchasers of the Shares; and (ii) it shall disclose the same information as the paper Time of Sale Prospectus, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Time of Sale Prospectus.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company will furnish to Jefferies a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which Jefferies reasonably objects, file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act the Prospectus required to be filed pursuant to such Rule, and file any issuer free writing prospectus to the extent required by Rule 433 under the Securities Act.

(d) The Company will furnish to Jefferies a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not use or refer to any proposed free writing prospectus to which Jefferies reasonably objects.

(e) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f) The Company will advise Jefferies promptly (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any issuer free writing prospectus or any amendment to the Prospectus has been filed or distributed, (iv) of any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or Prospectus or for additional information with respect thereto, or (v) of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Prospectus or the Prospectus; and if the Commission should enter such a stop order, the Company will use its best efforts to obtain the lifting or removal of such order as soon as possible.

(g) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(h) If, during such period after the time of issue of the Prospectus as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will forthwith prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses Jefferies will furnish to the Company) to which Shares may have been sold by Jefferies on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(i) If, at or after the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Rule 462 Registration Statement, to be filed with the Commission and become effective before the Shares may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as possible; and the Company will advise Jefferies promptly and, if requested by Jefferies, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Company agrees to file in a timely manner in accordance with such Rules).

(j) The Company will file in a timely manner all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Shares.

(k) The Company will promptly furnish such information or take such action as Jefferies may reasonably request and otherwise to qualify the Shares for offer and sale under the securities or “blue sky” laws of such states and other jurisdictions (domestic or foreign) as Jefferies shall reasonably request, and comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to file a consent to service of process in any jurisdiction (excluding service of process with respect to the offer and sale of the Shares); and the Company will promptly advise Jefferies of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(l) The Company will make generally available to the Company’s security holders and to Jefferies as soon as practicable an earnings statement covering a period of at least 12 months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; provided that the Company will be deemed to have complied with such requirement by filing such earnings statement on EDGAR.

(m) The Company will use its best efforts to cause the Shares to be listed on the Exchange and to maintain such listing.

(n) During the period beginning on the date hereof and ending 90 days after the date of the Prospectus, and without the prior written consent of Jefferies on behalf of the Underwriters, not to (i) issue, offer, sell, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or Class B common stock, par value $0.001 per share, of the Company (together with the Common Stock, the “Stock”) or any securities convertible into or exercisable or exchangeable for Stock, (ii) enter into any swap, forward contract, hedging transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, whether such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, (iii) file any registration statement with the Commission relating to the offering of any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or (iv) publicly disclose or announce an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (A) the Shares to be sold hereunder, (B) the grant of options to purchase shares of Common Stock pursuant to the Company’s stock option plans under the terms of such plans in effect on the date hereof and disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, provided such options are granted at fair market value and in amounts and with exercise terms consistent with the Company’s past practice, or the grant of restricted stock, restricted stock units or other awards granted under or covered by equity incentive plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus (or the filing of a registration statement on Form S-8 to register shares of Common Stock issuable under such plans), (C) the sale of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (D) the issuance by the Company of shares of Common Stock upon the exercise, vesting or settlements of options, restricted stock, restricted stock units or other awards granted under or covered by equity incentive plans that are described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or (E) the issuance of shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with an acquisition or strategic investment as long as the aggregate number of shares of Common Stock issued or issuable does not exceed 5% of the number of shares of Common Stock outstanding immediately after the issuance and sale of the Shares and any recipient of such shares of Common Stock shall deliver a “lock-up” agreement to Jefferies described in Section 6(j). If Jefferies agrees to release or waive the restrictions set forth in a lock-up letter described in Section 6(j) above for an officer or director of the PetIQ Parties and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(o) The Company will prepare, if Jefferies so requests, a final term sheet relating to the offer and sale of the Shares, containing only information that describes the final terms of the offer and sale of the Shares in a form consented to by Jefferies, and file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date on which the final terms have been established for the offer and sale of the Shares.

(p) The Company will comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act.

(q) Not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the PetIQ Parties to facilitate the sale or resale of the Shares.

(r) The Company will not, at any time at or after the execution of this Agreement, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act) or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares, except in each case other than the Prospectus.

(s) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(t) To apply the net proceeds to the Company from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(u) The Company will use its commercially reasonable efforts to cause the Shares to be eligible for clearance through DTC.

(v) The Company will promptly notify Jefferies if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) the time when a prospectus relating to the Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (b) the expiration of the lock-up period described in Section 7(n) above.

(w) The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

8. Covenants of the Selling Stockholders. Each of the Selling Stockholders, on behalf of itself, covenants with each Underwriter as follows:

(a) Such Selling Stockholder will deliver a lock-up agreement, substantially in the form of Exhibit A hereto.

(b) Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would result in stabilization or manipulation of the price of the Common Stock or any “reference security” (as defined in Regulation M) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and the Selling Stockholder will comply with all applicable provisions of Regulation M.

(c) Such Selling Stockholder will advise the Underwriters promptly, and if requested by the Underwriters, will confirm such advice in writing, during the period when a prospectus relating to the Shares is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), of any material change in information in the Registration Statement, any preliminary prospectus, any free writing prospectus, the Prospectus or any amendment or supplement thereto relating to the Selling Stockholder Information (as defined in Section 10(b) of this Agreement) of the Selling Stockholder.

(d) Such Selling Stockholder will deliver to the Underwriters prior to the Closing Date a properly completed and executed United States Treasury Department Form W-8 (if such Selling Stockholder is a non-United States person) or Form W-9 (if such Selling Stockholder is a United States Person).

(e) Such Selling Stockholder will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the PetIQ Parties, jointly and severally, agree to pay or cause to be paid all expenses incident to the performance of their or the Selling Stockholders’ obligations under this Agreement, including: (i) the fees, disbursements and expenses of the PetIQ Parties’ and the Selling Stockholders’ counsel and the PetIQ Parties’ accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any Preliminary Prospectus, the Time of Sale

Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company, and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transferor other taxes payable thereon, (iii) the cost of printing or producing any securities or blue sky memorandum in connection with the offer and sale of the Shares under the securities laws of the jurisdictions in which the Shares may be offered or sold and all expenses in connection with the qualification of the Shares for offer and sale under such securities laws as provided in Section 7(k) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with a “blue sky” memorandum (such fees and disbursements of counsel not to exceed $5,000), (iv) all filing fees and the reasonable and documented fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA (such fees and disbursements of counsel not to exceed $25,000), (v) all costs and expenses incident to listing the Shares on the Exchange, (vi) the cost of printing certificates representing the Shares (if any), (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the PetIQ Parties relating to investor presentations on any “road show” undertaken in connection with the marketing the Shares, including, without limitation, expenses associated with the preparation or dissemination of any road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, food and lodging expenses of the representatives and officers of the PetIQ Parties and any such consultants, and one-half of the cost of any chartered flight in connection with the road show that is necessary or, in Jefferies’ judgment, is customarily satisfied via chartered aircraft; (ix) the document production charges and expenses associated with printing this Agreement, (x) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and the preparation of any prospectus wrappers or disclosures deemed advisable or necessary to comply with foreign securities laws and (xi) all other costs and expenses incident to the performance of the obligations of the PetIQ Parties and the Selling Stockholders hereunder for which provision is not otherwise made in this Section 9.

Except as expressly set forth herein, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them, any advertising expenses connected with any offers they may make and, for the avoidance of doubt, their 50% share of the cost of a chartered aircraft as specified in clause (viii) above. Notwithstanding anything to the contrary above, in the event that the PetIQ Parties elect to charter an aircraft in connection with the road show for any travel segment that is available via commercial air travel and, in Jefferies’ judgment is customarily satisfied via commercial air travel in connection with a road show, the Underwriters will reimburse the PetIQ Parties in an amount equal to the cost of equivalent individual commercial air fare for such segment for each representative of the Underwriters traveling on such chartered segment.

Notwithstanding the above, if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied, because of any termination of this Agreement by the Underwriters pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of either PetIQ Party or any Selling Stockholder to perform any obligation or covenant hereunder or comply with any provision hereof other than by reason of a default by any of the Underwriters, then the PetIQ Parties, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, through Jefferies on demand for all out-of-pocket expenses (including reasonable and documented fees and disbursements of counsel) reasonably incurred by such Underwriters in connection with this Agreement or in furtherance of the offer or sale of the Shares.

10. Indemnity and Contribution. (a) Each PetIQ Party agrees, jointly and severally, to indemnify and hold harmless each Underwriter and its directors, officers, employees and agents and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act (collectively, the “Underwriter Indemnified Parties”) and each Selling Stockholder from and against any and all losses, claims, damages and liabilities, including actions and other proceedings in respect thereof and including, without limitation, any legal or other expenses reasonably incurred and documented in connection with defending or investigating any such claim, action or other proceeding (any of the foregoing being a “Loss”), caused by, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment or supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the PetIQ Parties shall not be liable under this Section 10(a) to the extent that such Losses are caused by, arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made therein in reliance upon and in conformity with the (i) Underwriter Information furnished to the Company in writing by such Underwriter through Jefferies or (ii) Selling Stockholder Information furnished in writing to the Company expressly for use therein.

(b) Each Selling Stockholder agrees to indemnify and hold harmless each Underwriter Indemnified Party against any loss, claim, damage, liability or expense (including, without limitation, any legal or other documented expenses reasonably incurred in connection with defending, settling, compromising, paying or investigation any such action or claim) as incurred, to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Shares have been offered or sold or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Selling Stockholder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has used, referred to or filed, or is required to file, pursuant to Rule 433 of the Securities Act or the Prospectus (or any such amendment or supplement) or the omission or alleged omission to state therein a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing indemnity agreement only applies to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, such preliminary prospectus, the Time of Sale Prospectus, such free writing prospectus or the Prospectus (or any such amendment or supplement), in reliance upon and in conformity with the Selling Stockholder Information relating to the Selling Stockholder furnished to the Company by such Selling Stockholder in writing expressly for use therein. Each of the Underwriters hereby acknowledges and agrees that the only information that each Selling Stockholder has furnished to the Company in writing expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (or any amendment or supplement to the foregoing) is (i) the legal name, address and the number of shares of Common Stock of the Company beneficially owned by such Selling Stockholder, before and after the offering, and (ii) the other information with respect to such Selling Stockholder which appears in the table (and corresponding footnotes) under the caption “Selling Stockholders” (with respect to such Selling Stockholder, the “Selling Stockholder Information”) in each case, in the Registration Statement, Preliminary Prospectus Supplement and the Final Prospectus Supplement. The aggregate liability of any Selling Stockholder under the indemnification provisions contained in this paragraph and the contribution provisions in Section 10 shall be limited to an amount equal to the aggregate Public Offering Price (less underwriting discounts and commissions) of the Shares sold by such Selling Stockholder under this Agreement.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each PetIQ Party and the directors and officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each Selling Stockholder from and against any and all Losses caused by, arising from or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, any issuer information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show or the Prospectus or any amendment, supplement or wrapper thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made therein in reliance upon and in conformity with the Underwriter Information furnished to the Company in writing by such Underwriter through Jefferies expressly for use therein.

(d) In case any claim, action or other proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c) such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the reasonable and documented fees and expenses of more than one separate law firm (in addition to any local counsel) for all Underwriter Indemnified Parties and (ii) the fees and expenses of more than one separate law firm (in addition to any local counsel) for the PetIQ Parties, the directors and officers of the

Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and the Selling Stockholders. In the case of any such separate law firm for the Underwriter Indemnified Parties, such law firm shall be designated in writing by Jefferies. In the case of any such separate law firm for the PetIQ Parties, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate law firm for the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders, it being understood that only one such firm may be designated for the Selling Stockholders collectively. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, then the indemnifying party agrees to indemnify the indemnified party from and against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on Losses that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein (other than as a result of the limitations imposed on indemnification described in such preceding paragraphs of this Section 10), then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offer and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the PetIQ Parties and/or the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offer and sale of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offer and sale of the Shares (before deducting expenses) received by the Company and/or the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the PetIQ Parties and/or the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either PetIQ Party or any Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) The PetIQ Parties, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the PetIQ Parties, the officers or directors of the Company or any person controlling the Company and the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

11. Termination. The Underwriters may terminate this Agreement by notice given by Jefferies to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (a) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the Time of Sale Prospectus or the Prospectus, any material adverse effect, whether or not arising in the ordinary course of business, (b) trading generally shall have been suspended or materially limited on, or by, as the case may be, either the New York Stock Exchange or the NASDAQ Global Market, or by order of the Commission or FINRA or any other governmental authority, (c) trading of any securities of the Company shall have been suspended or materially limited on any exchange or in any over-the-counter market, (d) a material disruption in securities settlement, payment or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (e) any moratorium or material limitation on commercial banking activities shall have been declared by Federal or state authorities, (f) there shall have occurred any outbreak or escalation of hostilities, act of terrorism involving the United States or declaration by the United States of a national emergency or war, or (g) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (f) or (g), makes it, in Jefferies’s judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (exclusive of any supplement thereto).

12. Effectiveness; Defaulting Underwriters. (a) This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

(a) If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (the “Defaulted Shares”), then Jefferies shall have the right to arrange for the purchase by one or more of the non-defaulting Underwriters, or any other underwriters, of all but not less than all of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth. If within 36 hours after such default by any Underwriter, Jefferies does not arrange for the purchase of such Defaulted Shares, then the Company shall be entitled to a further period of 36 hours (which may be waived by the Company) within which to procure another party or other parties satisfactory to Jefferies to purchase the Defaulted Shares on such terms as are acceptable to the Company. In the event that, within the respective prescribed periods, Jefferies notifies the Company that it has so arranged for the purchase of the Defaulted Shares, Jefferies shall have the right to postpone the Closing Date or an Option Closing Date, as the case may be, for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Time of Sale Prospectus or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Time of Sale Prospectus or the Prospectus which may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 12 with like effect as if such person had originally been a party to this Agreement with respect to the Defaulted Shares.

(b) If, after giving effect to any arrangements for the purchase of Defaulted Shares by Jefferies or the Company as provided in subsection (a) above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase under this Agreement at the Closing Date or an Option Closing Date, as the case may be, and, in addition, to require each non-defaulting Underwriter to purchase its pro rata shares (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Defaulted Shares for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of Defaulted Shares by Jefferies or the Company as provided above, the aggregate number of Defaulted Shares that remains unpurchased does not exceed one-tenth of the aggregate number of the Shares to be purchased on the Closing Date or an Option Closing Date, as the case may be, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase the Defaulted Shares, then this Agreement (or, with respect to an Option Closing Date, the obligations of the Underwriters to sell the Additional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for expenses to be borne by the PetIQ Parties and the Underwriters as provided in Section 9 and the indemnification and contribution agreements in Section 10 hereof; but nothing herein shall relieve any defaulting Underwriter from liability for its default.

13. [RESERVED]

14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the PetIQ Parties, the Selling Stockholders and the Underwriters set forth or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the PetIQ Parties or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof or the Selling Stockholders, and will survive delivery of and payment for the Shares. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

15. Entire Agreement; No Advisory or Fiduciary Relationship. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the PetIQ Parties and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The PetIQ Parties and the Selling Stockholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the PetIQ Parties, the Selling Stockholders or any other person; (ii) the Underwriters owe the PetIQ Parties and the Selling Stockholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any; (iii) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offer or sale of the Shares and each of the PetIQ Parties and the Selling Stockholders has consulted its respective legal, accounting, regulatory and tax advisors to the extent that it deemed appropriate; and (iv) the Underwriters may have interests that differ from those of the PetIQ Parties and the Selling Stockholders. The PetIQ Parties and the Selling Stockholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer and sale of the Shares.

16. Intended Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the PetIQ Parties, the Selling Stockholders and their respective successors. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any individual or entity, other than the Underwriters, the PetIQ Parties, the Selling Stockholders and their respective successors, and the controlling persons, affiliates, officers and directors referred to in Section 10 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement is intended to be for the sole and exclusive benefit of the Underwriters, the PetIQ Parties, the Selling Stockholders and their respective successors, and said controlling persons, affiliates, officers and directors and their heirs and legal representatives, and for the benefit of no one else.

17. Partial Unenforceability. The invalidity or unenforceability of any Section, subsection, paragraph, clause or other provision of this Agreement shall not affect the validity or enforceability of any other Section, subsection, paragraph, clause or other provision hereof. If any Section, subsection, paragraph, clause or other provision of this Agreement is for any reason determined to be invalid or unenforceable, then there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make the remainder of this Agreement valid and enforceable.

18. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20. TRIAL BY JURY. EACH OF THE PETIQ PARTIES (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SUBSIDIARIES, STOCKHOLDERS AND AFFILIATES), EACH OF THE SELLING STOCKHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

21. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

22. Notices. All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the parties as follows:

(a)	If to the Underwriters, to:

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Facsimile: (646) 619-4437

Attention: General Counsel

(b)	If to the Company, to:

PetIQ, Inc.

Attention: General Counsel

500 E. Shore Drive, Suite 120

Eagle, Idaho 83616

Email: robert.mooney@petiq.com

with a copy to:

Winston & Strawn LLP

Attention: Christina T. Roupas

35 West Wacker Drive

Chicago, Illinois 60601

Fax: (312) 558-5700

(c)	If to the Selling Stockholders to:

Mark First, as Attorney-in-Fact

c/o Eos Partners, L.P.

437 Madison Avenue, 14th floor

New York, NY 10022

with a copy to:

Winston & Strawn LLP

Attention: Christina T. Roupas

35 West Wacker Drive

Chicago, Illinois 60601

Fax: (312) 558-5700

Very truly yours,

PETIQ, INC.

By:	/s/ McCord Christensen
	Name:	McCord Christensen
	Title:	Chief Executive Officer

PETIQ HOLDINGS, LLC

By:	/s/ McCord Christensen
	Name:	McCord Christensen
	Title:	Chief Executive Officer

/s/ Mark First
Name:	Mark First, as Attorney-in-Fact acting behalf of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof

JEFFERIES LLC

Acting on behalf of itself and

the several Underwriters named in

Schedule I hereto

By:	Jefferies LLC

By:	/s/ Michael Ryan
	Name:	Michael Ryan
	Title:	Managing Director

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased if Full Option is Exercised
Jefferies LLC	2,090,000	313,500
William Blair & Company, L.L.C.	1,567,500	235,125
Oppenheimer & Co. Inc.	447,500	67,125
Raymond James & Associates, Inc.	447,500	67,125
SunTrust Robinson Humphrey, Inc.	447,500	67,125

Total:	5,000,000	750,000

I-1

SCHEDULE II

Selling Stockholder	Number of Firm Shares To Be Sold	Number of Additional Shares To Be Sold if Full Option is Exercised
ECP Helios Partners IV, L.P.	1,479,768	67,919
Eos Partners, L.P.	278,372	12,777
VIP Petcare Holdings, Inc.	824,000	602,334
Christensen Ventures LLC	100,000	60,000
Kennedy Family Investments, LLC	151,860	6,970
The JNC 101 Trust	166,000	—

Total:	3,000,000	750,000

II-1

SCHEDULE III

Time of Sale Prospectus

1.	Preliminary Prospectus dated September 24, 2018

2.	Permitted Free Writing Prospectuses filed by the Company under Rule 433(d) under the Securities Act: None.

3.	Pricing information:

Number of Firm Shares purchased by the Underwriters from the Company: 2,000,000

Number of Firm Shares purchased by the Underwriters from the Selling Stockholders: 3,000,000

Number of Additional Shares to be sold by certain Selling Stockholders at the option of the Underwriters: up to 750,000

Initial price to the public: $39.00 per share

III-1